EXHIBIT 10.8

MASTER AMENDMENT
TO THE
REMAINING PLANS

This Master Amendment to the Aon Savings Plan, Aon Supplemental Savings Plan, Aon Corporation Supplemental Employee Stock Ownership Plan, Aon Corporation 2011 Employee Stock Purchase Plan, Aon Deferred Compensation Plan, Aon Stock Award Plan, Aon Stock Option Plan and the Employment Agreement (the “Employment Agreement”) dated as of April 4, 2005, between Aon Corporation and Gregory C. Case (the “Executive”) (the “Remaining Plans”), is adopted by Aon Corporation, a Delaware corporation (the “Company”), to be effective as set forth below.

RECITALS

WHEREAS, the Company was reorganized (the “Reorganization”) effective April 2, 2012 pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) approved by the Company’s stockholders on March 16, 2012 and, as a result of the Reorganization, the Company became a subsidiary of Aon plc, a public limited company incorporated under English law (the “Parent”) and each share of common stock of Aon Corporation was converted into one Class A Ordinary Share, par value $0.01, of the Parent (“Ordinary Share”);

WHEREAS, the Merger Agreement provides that, with the exception of certain specified equity compensation plans, the underlying award agreements outstanding thereunder and certain specified change-in-control plans and agreements, which are to be assumed by the Parent, the Company shall retain sponsorship of and all rights and obligations under the employee benefit plans and programs and employment contracts and arrangements it sponsors or is contractually bound by;

WHEREAS, the Merger Agreement further provides that such employee benefit plans and programs and employment contracts and arrangements shall be amended to provide for the appropriate substitution of the Parent in place of the Company, where applicable, to provide that the Reorganization shall not constitute a change-in-control under any such plan, arrangement or agreement and to make any other conforming or clarifying changes as may be necessary to reflect the Reorganization;

WHEREAS, the Company and the Parent entered into a Deed of Assumption on April 2, 2012 to effectuate the assignment by Company to the Parent and the Parent’s assumption and adoption of all of the Company’s rights and obligations under the plans and agreements to be assumed by the Parent and, to the extent the Remaining Plans provide for the issuance, acquisition, delivery, holding or purchase of shares of, or otherwise relate to or reference, common stock of the Company or rights to shares of common stock of the Company (or rights to receive benefits or other amounts by reference to those shares) to provide for the amendment of the Remaining Plans to provide for the issuance, acquisition, delivery, holding or purchase of, or otherwise relate to or reference, Ordinary Shares (or rights to receive benefits or other amounts by reference to Ordinary Shares determined in accordance with the Remaining Plans) on a one-for-one basis;

WHEREAS, the Board of Directors of the Company has determined it is advisable and in the best interests of the Company and its stockholders to amend the Remaining Plans to reflect the Reorganization and as consistent with the provisions of the Merger Agreement and the Deed of Assumption; and

WHEREAS, the Executive agrees to such amendment to the Employment Agreement.

NOW, THEREFORE, the Remaining Plans are hereby amended, effective as of April 2, 2012, by the Company’s authorized officers, and, in the case of the Employment Agreement, the agreement of the Executive, as follows:

1.              To the extent a Remaining Plan provides for the issuance, acquisition, delivery, holding or purchase of shares of, or otherwise relate to or reference, common stock of Aon Corporation or rights to shares of common stock of Aon Corporation (or rights to receive benefits or other amounts by reference to those shares) such Remaining Plan is hereby amended to provide for the issuance, acquisition, delivery, holding or purchase of, or otherwise relate to or reference, Class A Ordinary Shares of Aon plc (or rights to receive benefits or other amounts by reference to Class A Ordinary Shares of Aon plc determined in accordance with the terms of such Remaining Plan) on a one-for-one basis.

2.              Each Remaining Plan is hereby amended to change the Remaining Plan’s definition of change in control, if any, and all references in the Remaining Plan to a change in control to a change in control of Aon plc and to provide that the transactions occurring on April 2, 2012 pursuant to the Agreement and Plan of Merger and Reorganization approved by the stockholders of Aon Corporation on March 16, 2012 shall not constitute a change in control under the Remaining Plan.

IN WITNESS WHEREOF, the Company has caused this Master Amendment to be executed on its behalf by its duly authorized officers and the Executive has executed this Master Amendment as it applies to the Employment Agreement this 2nd day of April, 2012.

Aon Corporation

By:	/s/ Christa Davies
Christa Davies
Executive Vice President and
Chief Financial Officer

By:	/s/ Gregory J. Besio
Gregory J. Besio
Executive Vice President and
Chief Human Resources Officer

Executive

/s/ Gregory C. Case
Gregory C. Case